UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2017

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employer Identification No.)

3025 South Parker Rd. Suite 140 Aurora, CO. 80014	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01 Entry into a Material Definitive Agreement

On May 2, 2017 we borrowed $300,000 pursuant to an unsecured original issue discount promissory note issued to a single investor. The note had a principal amount of $330,000, which originally matured on October 26, 2017, and interest on the note consists solely of the $30,000 difference between the amount we received on May 2, 2017 and the amount to be paid on October 26, 2017.

On September 18, 2017 the investor and the Company agreed to an extension of the promissory note until January 1, 2018. In return for the extension, the Company will pay an additional $10,000 in interest and issue 146,000 warrants priced at $1.00 per share.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report.

Exhibit Number	Description
10.1	Extension Amendment dated September 18, 2017, fully executed on September 21, 2017

10.2	Warrant to Purchase Shares of Common Stock of Two Rivers Water & Farming Company issued to Black Mountain Equities Inc. on September 18, 2017, fully executed on September 21, 2017

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)

	By:	/s/ Bill Gregorak
Dated: September 25, 2017		Wayne Harding, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Extension Amendment dated September 18, 2017, fully executed on September 21, 2017

10.2	Warrant to Purchase Shares of Common Stock of Two Rivers Water & Farming Company issued to Black Mountain Equities Inc. on September 18, 2017, fully executed on September 21, 2017

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